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                                                                    EXHIBIT 10.9

                         THE SAVINGS BANK OF MANCHESTER



                                    FORM OF
                             CONSULTATION PLAN FOR
                           CERTAIN OUTSIDE DIRECTORS



                        Effective as of January 1, 2000
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                         THE SAVINGS BANK OF MANCHESTER

                CONSULTATION PLAN FOR CERTAIN OUTSIDE DIRECTORS

     The Savings Bank of Manchester Consultation Plan for Certain Outside Directors has been authorized and adopted by the Board of Directors of The Savings Bank of Manchester effective as of January 1, 2000. The purpose of the Plan is to provide retirement benefits to individuals who are outside directors of the Bank at the time of the conversion of the Bank from a mutual company to a stock company.

     The Plan is unfunded and all benefits payable under the Plan shall be paid out of the general assets of the Bank. The Bank may establish and fund one or more grantor trusts in order to aid it in providing benefits due under the Plan; provided, that the establishment of any such trust shall not cause the Plan to be other than "unfunded."
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                         THE SAVINGS BANK OF MANCHESTER

                CONSULTATION PLAN FOR CERTAIN OUTSIDE DIRECTORS

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
ARTICLE

I     DEFINITIONS.....................................................  4

II    PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

      2.01   Participation............................................  6
      2.02   Amount of Benefits.......................................  6
      2.03   Payment of Benefits......................................  6
      2.04   Death....................................................  7
      2.05   Resumption of Membership on the Board of Directors.......  7
      2.06   Change-in-Control........................................  7

III   PLAN ADMINISTRATION

      3.01   Administration...........................................  8
      3.02   Claims Procedure.........................................  8
      3.03   Expenses.................................................  9

IV    GENERAL PROVISION

      4.01   No Funding............................................... 10
      4.02   Amendment of the Plan.................................... 10
      4.03   Termination of the Plan.................................. 10
      4.04   Plan Not a Directorship Agreement........................ 11
      4.05   Facility of Payment...................................... 11
      4.06   Withholding Taxes........................................ 11
      4.07   Nonalienation............................................ 11
      4.08   Forfeiture for Cause..................................... 12
      4.09   Construction............................................. 12

APPENDIX A
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                        THE SAVINGS BANK OF MANCHESTER
                CONSULTATION PLAN FOR CERTAIN OUTSIDE DIRECTORS

                                   ARTICLE I

                                  DEFINITIONS

     The following terms when capitalized herein shall have the meanings assigned below.

1.01 Average Board Cash Compensation shall mean all meeting fees and retainers received by a Participant over the three (3) most recently completed calendar years preceding his retirement date.

1.02 Bank shall mean The Savings Bank of Manchester, a Bank organized under the laws of Connecticut, or any successor by merger, purchase or otherwise.

1.03  Board of Directors shall mean the Board of Directors of the Bank.

1.04 Change-in-Control shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change-in-Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change-in-Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction

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      occurs or is effectuated in which the Bank or Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

1.05 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.06  Director shall mean a member of the Board of Directors.

1.07  Effective Date shall mean January 1, 2000.

1.08 Holding Company shall mean Connecticut Bancshares, Inc., a company organized under the laws of Delaware or any successor by merger, purchase or otherwise.

1.09 Participant shall mean a Director who is participating in the Plan pursuant to Section 2.01 hereof.

1.10 Plan shall mean The Savings Bank of Manchester Consultation Plan for Certain Outside Directors, as set forth herein and as may be amended from time to time.

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

                                  ARTICLE II

PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

2.01  Participation

(a) A Director of the Bank who is listed in Appendix A, as the same may be amended from time to time by resolution of the Board, shall participate in the Plan as of the Effective Date.

(b) A Participants participation in the Plan shall terminate upon the Participant's death or upon the Participant ceasing to be a member of the Board of Directors, unless a benefit is payable under the Plan with respect to the Participant or his or her spouse under the provisions, of this Article II.

2.02  Amount of Benefits

      A Participant who retires as a Director at age 70 with ten (10) years of service on the Board of Directors shall receive a benefit under the Plan equal to fifty percent (50%) of his Average Board Cash Compensation. Said benefit will increase by 5% for each additional full year of service of the Participant on the Board of Directors for a maximum of one hundred percent (100%) of a Participant's Average Board Cash Compensation upon the completion of twenty (20) years of service on the Board of Directors.

2.03  Payment of Benefits

(a) A Participant shall receive the benefits payable under this Plan, commencing as of the first of the month next following his or her last day as a Director.

(b) A Participant with at least ten (10) years of service may elect to retire before attaining age seventy (70) but after attaining age sixty-five (65) and in doing so receive a reduced benefit under Section 2.02 of this Plan, equal to five percent (5%) for each year the Participant's age is less than age seventy (70).

(c) Benefits under this Plan are payable until the earlier to occur of: (1) the tenth anniversary of a Director's retirement; or (2) a Director's death.

(d) Notwithstanding the foregoing, each Participant, or in the event of his death, his surviving spouse is guaranteed at least five (5) annual payments of the benefit he is entitled to under this Plan if the Participant is survived by a spouse. In the event of a Participant's death prior to the receipt of five (5) annual payments, any remaining payments shall be made to the Participant's surviving spouse, provided, however, that if the Participant is not survived by a spouse, the Bank shall have no further obligation under the Plan following the Participant's death.

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

(e) Notwithstanding the foregoing, the payment of benefits under this Plan are contingent upon a Participant's performance of certain consulting services for the Bank, unless a Participant is subject to a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code, as amended). Such consulting services include, but are not limited to, providing advice and information to the Company and the Bank on the operations of the Bank, providing background and historical information on the operations of the Bank and attending occasional meetings or participation in telephonic conferences at mutually agreeable times and locations.

2.04  Death

(a) If a Participant with at least ten (10) years of service on the Board of Directors dies while in active service prior to attaining age sixty-five
      (65), such Participant's surviving spouse shall receive a benefit payable for five (5) years equal to fifty percent (50%) of the benefit the Participant would have been eligible to receive had the Participant attained age seventy (70) before his death. The benefit payments to the surviving spouse shall commence of the first of the month next following the Participant's death.

(b) If a Participant with at least ten (10) years of service on the Board of Directors dies while in active service after attaining age sixty-five
      (65), such Participant's surviving spouse shall receive a benefit payable for five (5) years equal to 100% of the benefit the Participant would have received had he retired as of his date of death.

(c) If a Participant is not married at the time of death, no further benefits will be paid under the Plan.

2.05  Resumption of Membership on the Board of Directors

      If a Participant who is receiving benefits under the Plan again becomes a Director, all benefit payments to such Participant shall cease during the period of service as a Director. Payments shall resume upon subsequent termination of membership on the Board of Directors, without adjustment for the period during which payments were not made.

2.06  Change-in-Control

      In the event of a Change-in-Control of the Bank or the Holding Company, each incumbent Director shall be deemed retired for purposes of the Plan as of the effective date of the Change-in-Control and shall receive a lump sum payment equal to the present value of the normal retirement benefit assuming that, as of such date, each Director who was eligible to retire or elect early retirement gets full benefit others assumed to have ten
      (10) years of service and age seventy (70). For purposes of this Section, each Participant is assumed to have at least ten (10) years of service on the Board of Directors.

      In addition, within a reasonable period following a Change-in-Control, the Bank shall establish a grantor trust, as described in Section 4.01(b). The Bank shall contribute to such trust the amount necessary in cash or cash equivalents to fund all benefits accrued as of the Change-in-Control, determined using actuarial factors as determined by an actuary appointed by the Bank, using reasonable actuarial factors based on the actuarial standards set forth in Section 417(e) of the Code or any successor thereto. Following a Change-in-Control a change in the actuary may only take effect with the unanimous written consent of all Participants in the Plan including in the case of a deceased Participant, any surviving spouse who is entitled to benefits under the Plan.

                                  ARTICLE III

                              PLAN ADMINISTRATION


3.01  Administration

      The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Bank or its designate. The Bank or its designate shall have the authority to resolve any question under the Plan. The determination of the Bank or its designate as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

3.02  Claims Procedure

(a) Claims for benefits under the Plan shall be submitted in writing to the Bank or to an individual designated by the Bank for this purpose.

(b) If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within a reasonable period following the date on which the claim is filed, which notice shall set forth:

      (i)   the specific reason or reasons for the denial;

      (ii) specific reference to pertinent Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (iv)  an explanation of the Plan's claim review procedure.

      If the claim has not been granted and written notice of the denial of the claim is not furnished in a timely manner following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c) The claimant or his authorized representative shall have 30 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Bank, and may review pertinent documents and submit issues and comments in writing within such 30-day period.

      After receipt of the request for review, the Bank or its designate shall, in a timely manner, render and furnish to the claimant a written decision, which shall include specific reasons


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

      for the decision and shall make specific references to pertinent Plan provisions on which it is based. Such decision by the Bank shall not be subject to further review. If a decision on review is not furnished to a claimant, the claim shall be deemed to have been denied on review.

(d) No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the provisions set forth in this section.

3.03  Expenses

      Expenses attributable to the administration of the Plan shall be paid directly by the Bank.

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


                                   ARTICLE IV

                               GENERAL PROVISIONS

4.01  No Funding

(a) All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Bank. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Bank, to the extent not paid from the asset of any trust established pursuant to paragraph (b) below.

(b) The Bank may, for administrative reasons, establish a grantor trust with an independent trustee for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Bank funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

      (i)  the Bank shall be treated as "grantor" of said trust for purposes of
           Section 677 of the Code; and

      (ii) the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Bank to satisfy claims of the Bank's general creditors and that the rights of such general creditor are enforceable by them under federal and state law.

4.02  Amendment of the Plan

      The Bank reserves the right to modify or amend the Plan, in whole or in part, at any time, and from time to time. However, no modification or amendment shall adversely affect the right of any Participant or surviving spouse of a deceased Participant to receive the vested benefits accrued as of the date of such modification, amendment or discontinuance without their unanimous written consent.

      Notwithstanding the foregoing, no amendment or modification to the Plan may be made in connection with, or after, a Change-in-Control without the unanimous written consent of the Participants and, in the case of any deceased Participants, the surviving spouses who am entitled to benefits under the Plan.

4.03  Termination of the Plan

      The Bank reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan:

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

      (a) the benefits of any Participant or spouse whose benefit payments have commenced shall continue to be paid, and

      (b)  any Participant whose benefit is vested in accordance with Section
           2.02 and Spouse thereof shall be entitled to receive such benefit in accordance with the terms of the Plan.

      Notwithstanding the foregoing, the Plan may not be terminated in connection with, or after, a Change-in-Control without the unanimous, written consent of the Participants and, in the case of any deceased Participant, the surviving spouses who are entitled to benefits under the Plan.

4.04  Plan Not a Directorship Agreement

      The Plan is not a directorship agreement, and the Participant's service as a Director shall not be affected in any way by the Plan or related instruments, except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of service as a Director. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of the Plan and all agreements entered into pursuant thereto.

4.05  Facility of Payment

      In the event that the Bank shall find that a Participant or surviving spouse is unable to care for his affairs because of illness or accident, or because such individual is a minor or has died, the Bank may, unless claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due him be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Bank and the Plan therefor.

4.06  Withholding Taxes

      The Bank shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

4.07  Nonalienation

      Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. Nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

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


4.08  Forfeiture for Cause

      In the event that the Participants service as Director is involuntarily terminated for reason of serious misconduct, including by way of example, dishonesty or fraud on the part of such Participant in his relationship with the Bank, all benefits that would otherwise be payable to him or to his spouse under the Plan shall be forfeited. Notwithstanding the foregoing, no forfeiture shall take place following a Change-in-Control unless the Participant is convicted of a felony involving dishonesty or fraud on the part of such Participant in his relationship with the Bank.

4.09  Construction

(a) The Plan shall be construed, regulated and enforced under the laws of the State of Connecticut.

(b)   The masculine pronoun shall mean the feminine wherever appropriate.

(c) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

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                        THE SAVINGS BANK OF MANCHESTER
                CONSULTATION PLAN FOR CERTAIN OUTSIDE DIRECTORS

                                  APPENDIX A

                                 PARTICIPANTS

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                                                          DATE OF SERVICE AS
         NAME            SOCIAL SECURITY NUMBER               DIRECTOR
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